UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MEDCAREERS GROUP, INC.
(Exact name of registrant as specified in its charter)

NEVADA	26-1580812
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

758 E Bethel School Road, Coppell, Texas 75019
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-152444 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 Par Value Per Share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

MedCareers Group, Inc. (the “Registrant”) hereby incorporates by reference herein the description of the Registrant’s common stock, $0.001 par value per share, set forth under the caption “Description of Capital Stock,” in the prospectus contained in the Registrant’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement, as filed with, and declared effective by, the Securities and Exchange Commission on October 2, 2009 (Registration No. 333-152444) and all amendments and supplements to such registration statement filed, and all amendments and supplements to such registration statement subsequently filed, with the Securities and Exchange Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have previously been filed with the Securities and Exchange Commission.

Exhibit Number	Description of Exhibit

3.1
Articles of Incorporation (Filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-152444) filed with the Commission on July 22, 2008, and incorporated herein by reference)

3.2
Certificate of Amendment to Articles of Incorporation (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 333-152444), filed with the Commission on January 7, 2010, and incorporated herein by reference)

3.3
Certificate of Correction to Certificate of Amendment to Articles of Incorporation (Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 333-152444), filed with the Commission on January 7, 2010, and incorporated herein by reference)

3.4	Bylaws (Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-152444) filed with the Commission on July 22, 2008, and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MEDCAREERS GROUP, INC.

By /s Timothy Armes
Timothy Armes
Chief Executive Officer
October 17, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1
Articles of Incorporation (Filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-152444) filed with the Commission on July 22, 2008, and incorporated herein by reference)

3.2
Certificate of Amendment to Articles of Incorporation (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 333-152444), filed with the Commission on January 7, 2010, and incorporated herein by reference)

3.3
Certificate of Correction to Certificate of Amendment to Articles of Incorporation (Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 333-152444), filed with the Commission on January 7, 2010, and incorporated herein by reference)

3.4	Bylaws (Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-152444) filed with the Commission on July 22, 2008, and incorporated herein by reference)